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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                January 12, 2006

                          ----------------------------

                                Wentworth I, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
         (State or other Jurisdiction of Incorporation or Organization)

         0-50888                                               84-1581369
       (Commission                                            (IRS Employer
       File Number)                                         Identification No.)
                                 936A Beachland
                               Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Wentworth I, Inc. (the "Company") and Aero Grow International, Inc. ("AeroGrow") to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company and AeroGrow, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company and AeroGrow could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement

The Merger

      Wentworth I, Inc., a Delaware corporation (the "Company") and Aero Grow International, Inc. ("AeroGrow"), a Nevada corporation ("AeroGrow") entered into a certain Agreement and Plan of Merger (the "Merger Agreement") on January 12, 2006 by which the Company will merge with and into AeroGrow, with AeroGrow being the surviving corporation. The Merger Agreement is included as Exhibit 2.2 to this Current Report and is the legal document that governs the merger transaction ("Merger") and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.2.

      In connection with the Merger, each of the Company's 3,750,000 shares of outstanding common stock ("Company Common Stock") will be converted into the right to receive 0.151813 share of AeroGrow Common Stock ("Exchange Ratio"), subject to adjustment as set forth below. The Exchange Ratio is based on: (i) the number of shares of AeroGrow Common Stock outstanding on a fully diluted basis including the Conversion Warrants (as defined herein) and shares and options to be issued under certain Equity Commitments (as defined herein), as of December 30, 2005 ("Fully Diluted Common Stock"), and (ii) the issuance by AeroGrow of shares of AeroGrow Common Stock with attached common stock warrants for aggregate gross proceeds of $10,000,000 in connection with the Capital Raise (as defined herein).

      The Exchange Ratio will be reduced in the event the gross proceeds from the Capital Raise are less than $10,000,000. In the event the gross proceeds from the Capital Raise equal the minimum amount of $5,000,000, the Exchange Ratio will be reduced to 0.067123 share of AeroGrow Common Stock per share of Company Common Stock, which shall be the minimum exchange ratio ("Minimum Exchange Ratio"). In the event the gross proceeds from the Capital Raise are above $10,000,000, the Exchange Ratio will be remain at 0.151813 share of AeroGrow Common Stock per share of Company Common Stock, which shall be the maximum exchange ratio ("Maximum Exchange Ratio"). In the event the gross proceeds from the Capital Raise are between $5,000,001 and $9,999,999, the Exchange Ratio will be proportionately adjusted between the Minimum Exchange Ratio based on gross proceeds of $5,000,000 and the Maximum Exchange Ratio based on gross proceeds of $10,000,000.

      The Exchange Ratio shall also be adjusted to take into account any increase or decrease in the number of shares of AeroGrow's Fully Diluted Common Stock occurring on or after December 30, 2005 and prior to the effective time of the Merger ("Effective Time"). For purposes of this Report, it is assumed that there will be no change in the number of shares of AeroGrow's Fully Diluted Common Stock and, as a result, there will be no adjustment to the Exchange Ratio solely as a result of the forgoing sentence.

      The consummation of the Merger is contingent on a minimum of $5,000,000 being subscribed for, and funded into escrow, by certain investors ("Investors") for the purchase of units consisting of shares of AeroGrow Common Stock ("Investor Shares") and common stock purchase warrants ("Investor Warrants") (together the Investor Shares and Investor Warrants are referred to herein as the "Investor Securities") from AeroGrow in a private placement offering exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Regulation D and Regulation S promulgated thereunder, under terms and conditions to be approved by AeroGrow's board of directors ("Capital Raise"). The Capital Raise will not be commenced by AeroGrow until February 6, 2006 and will be a "best efforts" $5,000,000 minimum, $12,000,000 maximum offering. The offering will be for units, at $5.00 per unit, consisting of one share of AeroGrow Common Stock and one Investor Warrant, and each Investor Warrant will be exercisable for a period of years after the closing date, for one share of AeroGrow Common Stock, at $6.25 per share. The Investor Shares and the AeroGrow Common Stock underlying the Investor Warrants will have registration rights.

      The closing of the Capital Raise will be contingent on the closing of the Merger, and the closing of the Merger will be contingent on the closing of the Capital Raise.

      As of December 30, 2005, AeroGrow's Common Stock, options, warrants and convertible securities outstanding are as follows:

      o 5,008,944 shares of AeroGrow Common Stock outstanding;

      o 10% convertible notes in the principal amount of $3,000,000 issued in AeroGrow's 2005 debt offering which may be converted into 750,000 shares of AeroGrow Common Stock ("Convertible Notes");

      o Redeemable warrants issued in AeroGrow's 2005 debt offering which may be exercised for 600,000 shares of AeroGrow Common Stock at an exercise price of $5.01 per share ("Debt Warrants");

      o Conversion warrants, issuable upon conversion of the Convertible Notes, which may be exercised for 600,000 shares of AeroGrow Common Stock at an exercise price of $6.00 per share ("Conversion Warrants");

      o Warrants issued to the placement agent in AeroGrow's 2005 debt offering which may be exercised for 60,000 shares of AeroGrow Common Stock at $6.00 per share ("Agent Warrants");

      o Outstanding warrants which may be exercised for 1,287,858 shares of AeroGrow Common Stock at an exercise price ranging from $1.25 to $15.00 per share ("Warrants"); and

      o Outstanding options to purchase 204,869 shares of AeroGrow Common Stock at an exercise price ranging from $0.005 to $5.00 per share ("Stock Options").

      The above outstanding shares of AeroGrow Common Stock, options, warrants and convertible securities will not be affected by the Merger. As of December 30, 2005, AeroGrow also has commitments to issue up to 275,000 shares of AeroGrow Common Stock and to grant stock options to purchase up to 30,000 shares of AeroGrow Common Stock ("Equity Commitments").

      Assuming no Company stockholder elects dissenters' rights and further assuming gross proceeds from the Capital Raise of $10,000,000, the Company stockholders in the aggregate will be issued, at the Closing of the Merger, 569,298 shares of AeroGrow Common Stock in exchange for all the outstanding shares of Company Common Stock. Immediately following the Merger, AeroGrow will have approximately 7,578,242 shares of its common stock outstanding, and the Company's stockholders will own approximately 7.5% of the issued and outstanding shares of AeroGrow's Common Stock.

      In the event gross proceeds from the Capital Raise total $5,000,000 and assuming no Company stockholder elects dissenters' rights, the Company stockholders in the aggregate will be issued, at the Closing of the Merger, 251,710 shares of AeroGrow Common Stock in exchange for all the outstanding shares of Company Common Stock. In such case, immediately following the Merger, AeroGrow will have approximately 6,260,654 shares of its common stock outstanding, and the Company's stockholders will own approximately 4.0% of the issued and outstanding shares of AeroGrow's Common Stock.

      Each share of AeroGrow Common Stock issued to the Company's stockholders in connection with the Merger will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption therefrom. The Merger Agreement, however, contains piggy-back registration rights provisions that allow each Company shareholder to include their shares in any registration statement filed for the public offering or resale of its securities in the future, subject to the conditions set forth in the Merger Agreement. As part of the Capital Raise, AeroGrow has agreed to register for resale the Investor Shares and the AeroGrow Common Stock underlying the Investor Warrants on a registration statement to be filed with the SEC. In the event such registration statement is filed, the shares of AeroGrow Common Stock issued to the Company's stockholders in connection with the Merger will be included on such registration statement. There can be no assurance that the shares of AeroGrow Common Stock received by the Company's stockholders in connection with the Merger will become registered under the Securities Act.

      As a condition of the closing of the Merger Agreement, Keating Reverse Merger Fund, LLC ("KRM Fund"), the current majority stockholder of the Company, will enter into a lock up agreement under which it will be prohibited from transferring its shares of AeroGrow Common Stock for a mutually agreed time period. Further, as a condition of the closing of the Merger Agreement, the existing holders of: (i) AeroGrow outstanding Common Stock (ii) the Warrants, and (iii) the Stock Options, representing in the aggregate not less than a certain percentage of the outstanding shares of AeroGrow Common Stock (excluding those shares of AeroGrow Common Stock held by investors in AeroGrow's Colorado intrastate offering) as determined by the Company and AeroGrow, will each enter into a lock up agreement under which they will be prohibited from transferring their shares of AeroGrow Common Stock for a mutually agreed time period.

The Companies

      Wentworth I, Inc.

      The Company was organized under the laws of the State of Delaware on March 6, 2001. The Company's business plan has been to seek, investigate and, if such investigation warrants, enter into a business combination with a target operating company that primarily desires to seek the perceived advantages of a U.S. reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Company is currently a shell company with nominal assets and operations. The Company is a reporting company under Section 12(g) of the Exchange Act and is current in its reporting under the Exchange Act.

      The Company and ENECO, Inc., a Utah corporation ("Eneco") entered into a certain Agreement and Plan of Merger (the "Eneco Merger Agreement") on October 28, 2005 by which the Company agreed to merge with and into Eneco, with Eneco being the surviving corporation. Effective January 3, 2006, the Company terminated the Eneco Merger Agreement due to the failure of the transactions contemplated thereunder to have been consummated by January 1, 2006.

      The executive office and mailing address of the Company are located at 936A Beachland Boulevard, Suite 13, Vero Beach, FL 32963, and its telephone number is (772) 231-7544.

Aero Grow International, Inc.

      Aero Grow International, Inc. ("AeroGrow") was formed as a Nevada corporation on March 25, 2002. AeroGrow's principal business is researching, developing and marketing advanced indoor aeroponic garden systems designed and priced to appeal to the gardening, cooking and small kitchen appliance, healthy eating and home and office decor markets worldwide. Since formation, AeroGrow's principal activities have consisted of product research and development resulting in the filing of 12 patent applications, the development of two proprietary growing systems and 6 proprietary seed kits, research into the markets for AeroGrow's products and the best channels through which to sell them, business planning and raising the capital necessary to fund these activities.

      AeroGrow's principal products are "kitchen garden" indoor growing systems and proprietary seed kits that will allow consumers, with or without gardening experience, to easily grow cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce throughout the year. AeroGrow's kitchen garden systems are designed to be simple, consistently successful and affordable. AeroGrow believes that its focus on the design and features of its kitchen garden systems will make them the first of their kind on the consumer market.

      AeroGrow has filed twelve patent applications in the United States and one international patent application to protect its core inventions. These include aeroponic technological advances described below as well as product, nutrient and seed pod inventions designed to enhance plant growth. Many of the patent-pending companion technologies are based on AeroGrow's innovations in the fields of biology, plant physiology, chemistry and adaptive learning computer science. In addition, AeroGrow has developed certain trade secrets which simplify, combine and integrate its core technologies into the AeroGrow indoor kitchen garden systems.

      AeroGrow believes that its inventions and combined technologies will allow almost anyone, from consumers who have no gardening experience to professional gardeners, to produce year-round harvests of cherry tomatoes, cilantro, chives, basil, dill, oregano, mint, flowers, chili peppers and lettuce provided in AeroGrow's seed kits regardless of season, weather or lack of natural light. AeroGrow believes that its kitchen garden systems' unique and attractive designs make them appropriate for use in almost any location including kitchens, bathrooms, living areas and offices.

      AeroGrow's basic kitchen garden system and deluxe kitchen garden system are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which they are sold and the specific product features provided. AeroGrow currently expects to market its deluxe kitchen garden system in the United States following completion of the Merger and the completion of a private placement offering by AeroGrow which is a condition of the Merger.

      See "Risk Factors Related to AeroGrow Business" set forth elsewhere in this Report.

      The mailing address of AeroGrow's principal executive office is Aero Grow International, Inc., 900 28th Street, Suite 201, Boulder, Colorado 80303, and its telephone number is (303) 444-7755.

Risk Factors Related to AeroGrow's Business

Because AeroGrow has a limited operating history, AeroGrow may not be able to successfully manage its business or achieve profitability.

      AeroGrow is a development stage company. AeroGrow has a limited operating history upon which you can base your evaluation of its prospects and the potential value of its common stock. AeroGrow is just now starting to produce its garden systems and seed kits. AeroGrow is confronted with the risks inherent in a start-up, development stage company, including difficulties and delays in connection with the production and sales of its kitchen garden systems, operational difficulties and its potential under-estimation of production and administrative costs. If AeroGrow cannot successfully manage its business, AeroGrow may not be able to generate future profits and may not be able to support its operations.

AeroGrow is in the early stages of its development, has incurred substantial losses since inception and may never achieve profitability.

      Since AeroGrow commenced its operations in 2002, AeroGrow has incurred substantial operating losses. For the year ended December 31, 2004, AeroGrow had net losses of $2,389,044 and for the year ended December 31, 2003, AeroGrow had net losses of $1,159,535. For the nine months ended September 30, 2005 and 2004, AeroGrow had net losses of $5,180,328 and $1,389,400, respectively. AeroGrow's losses from operations have resulted in an accumulated deficit of $9,325,120 at September 30, 2005. AeroGrow expects that its operating expenses will outpace revenues for the near future and result in continued losses. The success of its business will depend on its ability to introduce and sell its kitchen garden systems to consumers, develop new product extensions and applications and raise additional capital for operations, future expanded marketing and further product development. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that AeroGrow will ever obtain profitability.

If AeroGrow's kitchen garden systems fail to perform properly, its business could suffer with increased costs and reduced income.

      Although AeroGrow has been internally testing its products in its laboratories and with users for three years, its products may fail to meet consumer expectations. AeroGrow has had no experience in returns and has not yet determined the form of warranties AeroGrow will grant for its products. AeroGrow may be required to replace or repair products or refund the purchase price to consumers. Failure of AeroGrow's products to meet expectations could:

      o     damage its reputation,

      o     decrease sales,

      o     incur costs related to returns and repairs,

      o     delay market acceptance of its products,

      o     result in unpaid accounts receivable, and

      o     divert its resources to remedy the malfunctions.

AeroGrow may need additional capital to fund its growth.

      AeroGrow anticipates that the proceeds from the Capital Raise will be adequate to satisfy its capital requirements for the next 12 to 18 months if the gross proceeds are at least $10,000,000 and none of the Convertible Notes are converted prior to their repayment. If all of the Convertible Notes are converted, AeroGrow anticipates that $10,000,000 of gross proceeds from the Capital Raise will satisfy its capital requirements for up to an additional six months. However, AeroGrow may require additional capital to support its growth and cover operational expenses as AeroGrow expands its marketing and product development. To do this AeroGrow may need to issue equity, debt or securities convertible into equity which will dilute your stock ownership in AeroGrow following the Merger. If the gross proceeds from the Capital Raise are less than $10,000,000 and AeroGrow cannot obtain additional financing on reasonable terms, AeroGrow may not have sufficient capital to operate its business as planned and would have to modify its business plan or curtail some or all of its operations.

If the holders of AeroGrow's convertible notes choose repayment instead of conversion, AeroGrow will not be able to implement its full plan of operation.

      AeroGrow's convertible notes with an aggregate principal face value of $3.0 million are repayable on demand by the 51 noteholders at any time after June 30, 2006, unless converted into shares of AeroGrow's common stock. If all 51 noteholders choose to demand payment rather than converting their notes to common stock and conversion warrants, the $3.0 million principal and related interest will be paid from the net proceeds of the Capital Raise. If all 51 noteholders choose not to convert AeroGrow would use a significant portion of the net proceeds from the Capital Raise to repay the convertible notes instead of funding its full plan of operations and AeroGrow may not be able to maximize revenues or profitability. AeroGrow intends to enter into discussions with the noteholders to extend the maturity of the convertible notes as part of the Merger, but there are no assurances that the noteholders will accept these modified terms.

AeroGrow's intellectual property and proprietary rights give it only limited protection and can be expensive to defend.

      AeroGrow's ability to produce and sell kitchen garden systems depends in part on securing patent protection for the components of its systems. To protect its proprietary technology, AeroGrow relies on a combination of patents, trade secrets and non-disclosure agreements, each of which affords only limited protection. AeroGrow owns the rights to twelve United States patent applications and one foreign patent application. However, these patent applications may not result in issued patents and even issued patents may be challenged. AeroGrow plans to begin selling its kitchen garden systems prior to receiving issued patents relating to its patent applications. All of AeroGrow's intellectual property rights may be challenged, invalidated or circumvented. Claims for infringement may be asserted or prosecuted against AeroGrow in the future and AeroGrow may not be able to protect its patents and intellectual property rights against others. AeroGrow's former employees or consultants may violate their non-disclosure agreements with AeroGrow, leading to a loss of proprietary intellectual property. AeroGrow also could incur substantial costs to assert its intellectual property or proprietary rights against others.

AeroGrow might not be able to hire and retain personnel with the appropriate experience and talent to build its sales and marketing capability which will negatively affect future revenue.

      AeroGrow intends to hire sales and marketing personnel with some of the net proceeds from the Capital Raise. If AeroGrow is unable to identify, hire or retain qualified sales and marketing personnel, AeroGrow will not be able to achieve future revenue.

AeroGrow currently does not have a complete management team and the loss of key members of its management could adversely affect its business.

      AeroGrow currently does not have a complete management team. Randy Seffren, its chief marketing officer, and Jerry Gutterman, its chief financial officer, serve as consultants or independent contractors rather than as AeroGrow employees. AeroGrow may not be able to hire qualified managers at budgeted compensation levels and its current consultants and independent contractors may not continue to work for AeroGrow. AeroGrow's business depends on continuing to receive the services and performance of W. Michael Bissonnette, its chief executive officer, Mr. Seffren, Mr. Gutterman and other key members of its management team. AeroGrow does not yet have any life insurance on any of its management team members. If any of its key persons dies, resigns or becomes unable to continue in his present role and an adequate replacement is not obtained in a timely manner, its business operations could be materially adversely affected. AeroGrow's officers and directors are also officers and directors of other companies or serve AeroGrow on a part-time basis, and there is no guarantee they will spend substantial portions of their time working for AeroGrow. To the extent that they devote their time to other endeavors and not to AeroGrow, its business could be adversely affected.

AeroGrow's future depends on the financial success of its kitchen garden systems. Since AeroGrow is introducing entirely new products without comparable sales history, AeroGrow does not know if its kitchen garden systems and seed kits will generate wide acceptance by consumers.

      AeroGrow is introducing its kitchen garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits. AeroGrow does not know whether its products will generate widespread acceptance. If consumers do not purchase its products, AeroGrow will not be profitable and you may lose all of your investment. You must consider AeroGrow's prospects in light of the risks, expenses and challenges of attempting to introduce new products with unknown consumer acceptance.

AeroGrow's marketing strategies may not be successful which would adversely affect its future revenues and profitability.

      AeroGrow's revenues and future depend on the successful marketing of its kitchen garden systems. AeroGrow cannot assure you that consumers will be interested in purchasing its products. AeroGrow initially plans to use direct marketing to sell its products via television commercials, infomercials, magazine and newspaper advertising and the Internet. Its infomercials and commercials may not generate sufficient income to continue to air them. If AeroGrow's marketing strategies fail to attract customers, its product sales will not produce future revenues sufficient to meet its operating expenses or fund its future operations. If this occurs, AeroGrow's business may fail and you may lose your entire investment.

AeroGrow's current or future manufacturers could fail to fulfill AeroGrow's orders for kitchen garden systems which would disrupt its business, increase its costs and could potentially cause it to lose its market.

      AeroGrow will initially depend on one contract manufacturer in China to produce its kitchen garden systems. To date AeroGrow has received only limited quantities of finished products and does not yet have an operating history that demonstrates that this manufacturer can produce its kitchen garden systems in a timely manner or in sufficient volumes. The manufacturer may also fail to produce the kitchen garden system to AeroGrow's specifications or in a workmanlike manner and may not deliver the systems on a timely basis. AeroGrow is in the process of identifying other manufacturers in China to assure them of an alternative source of supply. Any change in manufacturers could disrupt its business due to delays in finding a new manufacturer, providing specifications and testing initial production. A new manufacturer must also obtain an inventory of necessary parts and tools for production. AeroGrow owns the tools used by its Chinese manufacturer. AeroGrow's manufacturer operates in a foreign country and may be subject to business, political, currency and regulatory risk that may affect its ability to fulfill AeroGrow's orders for kitchen garden systems.

An active trading market for AeroGrow's common stock may not develop or be sustained.

      The shares of AeroGrow's common stock may not be quoted on the NASD Over-the-Counter Bulletin Board ("OTC BB") immediately following the Merger. Following the Merger, AeroGrow intends to cooperate with the filing of a Form 211 by an NASD member and use its commercially reasonable efforts to have its shares of common stock commence quotation of the OTC BB. However, there can be no assurance that the shares of AeroGrow common stock will become quoted on the OTC BB. Furthermore, even if the shares of AeroGrow common stock are quoted on the OTC BB, there can be no assurance that an active trading market will develop for such shares. If an active public trading market does not develop or continue, you may have limited liquidity and may be forced to hold your shares of AeroGrow's common stock for an indefinite period of time. Further, the prices and volume of trading in AeroGrow's common stock may be adversely affected if its securities are not listed or quoted.

The offering price of AeroGrow's common stock in connection with the Capital Raise is arbitrary and as a result the stock price may decline after the Merger.

      The offering price of AeroGrow's common stock in the Capital Raise was determined by negotiations between AeroGrow and its placement agent us and was not based on any objective criteria of value. These prices bear no relationship to AeroGrow's assets, net worth, book value (loss) per share or net loss. Accordingly, AeroGrow's stock price may suffer a decline after the Merger.

If an exemption from registration on which AeroGrow has relied on for any of its past offerings of common stock or warrants were later challenged legally, its principals may have to expend time defending claims and AeroGrow would then risk paying expenses for defense, rescission and/or regulatory sanctions.

      To raise working capital, AeroGrow offered common stock and warrants in private transactions that AeroGrow believed to be exempt from registration under the Securities Act of 1933, as amended, and state securities laws. In 2004 AeroGrow also conducted a state registered offering in Colorado of common stock and warrants intended to be exempt from registration under the Securities Act of 1933, as amended, as an intrastate offering. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against AeroGrow or its principals, AeroGrow would spend time and financial resources, including some of the net proceeds of the Capital Raise, to pay expenses for defense, rescission awards or regulatory sanctions. The use of funds would reduce the capital available to implement its full plan of operation.

There may be substantial sales of AeroGrow's common stock by existing stockholders and by the selling security holders who purchase shares of AeroGrow's common stock in the Capital Raise which could cause the price of AeroGrow's stock to fall.

      Future sales of substantial amounts of AeroGrow's common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of its common stock to decline and could impair the value of your investment in AeroGrow's common stock and its ability to raise equity capital in the future. As of December 30, 2005, without giving effect to the Capital Raise, AeroGrow had 5,008,944 shares of common stock outstanding, of which 544,228 shares may be sold immediately after the Merger without restriction. Except to the extent otherwise agreed to by the Company and AeroGrow, as a condition of the Closing, the holders of the remaining 4,464,716 shares will be required to enter into lock-up agreements for such periods of time to be agreed upon by the Company and AeroGrow. The shares of AeroGrow's common stock underlying the Convertible Notes, Debt Warrants and Conversion Warrants are required to be registered for resale by AeroGrow following the Merger. As part of the Capital Raise, AeroGrow has agreed to register for resale the Investor Shares issued in the Capital Raise (together with the shares of AeroGrow Common Stock underlying the Investor Warrants) on a registration statement to be filed with the SEC. In the event such registration statement is filed, the shares of AeroGrow Common Stock issued to the Company's stockholders in connection with the Merger will be included on such registration statement. There can be no assurance that the shares of AeroGrow Common Stock received by the Company's stockholders in connection with the Merger will become registered under the Securities Act. The sales of AeroGrow Common Stock by these stockholders or even the appearance that holders may make such sales may depress any trading market that develops before you are able to sell the AeroGrow Common Stock you receive in the Merger.

AeroGrow's outstanding warrants, options and convertible notes, and additional future obligations to issue AeroGrow securities to various parties, may dilute the value of your investment and may adversely affect AeroGrow's ability to raise additional capital.

      As of December 30, 2005, AeroGrow had committed to issue up to 3,807,727 additional shares of common stock under the terms of outstanding convertible notes, warrants, options and other arrangements. There are warrants and options outstanding that can be exercised for 2,152,727 shares of its common stock at exercise prices ranging from $0.005 to $15.00 per share. AeroGrow also has convertible notes outstanding which could be converted into 750,000 shares of its common stock assuming a conversion price of $4.00. AeroGrow also is required to issue conversion warrants upon the conversion of its convertible notes which could be exercised for 600,000 shares of its common stock at an exercise price of $6.00 per share. As of December 30, 2005, AeroGrow also has commitments to issue up to 275,000 shares of its common Stock and to grant stock options to purchase up to 30,000 shares of its common stock.

      AeroGrow has historically issued shares of its common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and AeroGrow will continue to grant additional shares of stock and issue stock options in the future. AeroGrow will be able to issue an additional 1,500,000 shares of common stock under its 2005 equity compensation plan.

      For the length of time these notes, warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of AeroGrow's common stock without assuming the risks of ownership. This may adversely affect the terms upon which AeroGrow can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when AeroGrow would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

AeroGrow as "Successor Issuer" under Exchange Act

      The purpose of the Merger is to allow AeroGrow to be a "successor issuer" to the Company within the meaning of Rule 12(g)-3 under the Exchange Act. As a "successor issuer" AeroGrow will become a Section 12(g) reporting company under the Exchange Act and will assume the reporting obligations of the Company. As a result, the shares of common stock of AeroGrow shall be deemed automatically registered securities under Section 12(g) of the Exchange Act without the necessity of filing any additional registration statements covering those shares of common stock. Pursuant to the requirements of Rule 12(g)-3 under the Exchange Act, immediately following the Effective Time of the Merger, AeroGrow will prepare and file a current report on Form 8-K disclosing the completion of the Merger and the creation of AeroGrow as the "successor issuer."

Over-the-Counter Bulletin Board Quotation

      The shares of AeroGrow Common Stock will not be quoted on the OTC BB immediately following the Merger. Following the Merger, AeroGrow intends to cooperate with the filing of a Form 211 by an NASD member and use its commercially reasonable efforts to have its shares commence quotation of the OTC BB. However, there can be no assurance that the shares of AeroGrow Common Stock will become quoted on the OTC BB. Furthermore, even if the shares of AeroGrow Common Stock are quoted on the OTC BB, there can be no assurance that an active trading market will develop for such shares.

Adoption of the Merger

      The board of directors of the Company has approved the Merger Agreement and the Merger and recommends that its stockholders approve it. The affirmative vote of the holders of a majority of the shares outstanding of Company Common Stock is required for approval of the Merger. The board of directors of AeroGrow has approved the Merger Agreement and the Merger, and the stockholders of AeroGrow are not required to approve the Merger Agreement and the Merger under Nevada General Corporation Law ("NGCL").

      On January 12, 2006, four stockholders who, in the aggregate, are the record owners of 3,558,000 shares of Company Common Stock, representing approximately 94.9% of the outstanding voting securities of the Company, executed and delivered to the Company a written consent authorizing and approving the Merger. Accordingly, the Merger has been approved by holders representing approximately 94.9% of the outstanding voting securities of the Company.

Appraisal Rights

      Appraisal rights are available under the Delaware General Corporation Law for the stockholders of the Company in connection with the Merger. The procedure to exercise appraisal rights will be provided in the Information Statement to be filed by the Company with the SEC and to be mailed to the Company's stockholders.

Closing; Effective Time

      The closing of the Merger will take place as soon as practicable (but in no event later than two business days) after all conditions to the Merger under the terms of the Merger Agreement have been satisfied or waived. Upon the satisfaction or waiver of such conditions, a Certificate of Merger will be filed with the Secretary of State of Delaware under the DGCL and with the Secretary of State of Nevada under the NGCL ("Effective Time"). Upon the filing of these documents, the Company will cease its corporate existence in the State of Delaware.

Exchange of Certificates

      The issued and outstanding stock certificates of the Company will represent the rights that the Company's stockholders will have in AeroGrow. The Company's stockholders should submit their stock certificates to AeroGrow's exchange agent ("Exchange Agent"), Corporate Stock Transfer Company, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, telephone (303) 282-4800, for new certificates of AeroGrow, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes. The detailed instructions for the exchange of certificates will be set forth in the Information Statement.

      If a Company stockholder fails to submit his certificates for the Company's Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal and investment representation letter, duly completed and validly executed in accordance with the instructions thereto and within 30 days following the Closing of the Merger, such holder will not be entitled to registration rights for his shares of AeroGrow Common Stock.

Directors and Executive Officers

      The directors of AeroGrow shall continue to be the directors of AeroGrow immediately prior the Effective Time, until their respective successors are duly elected or appointed and qualified as provided in the Merger Agreement. The officers of AeroGrow shall continue to be the officers of AeroGrow immediately prior to the Effective Time. The current officers and directors of the Company will, as of the Effective Time, have no further role in the management and affairs of the Company and/or AeroGrow.

Conditions to Closing

      Under the Merger Agreement, the Company and AeroGrow have agreed to do certain things, some of which are conditions to the Merger. Each company is obligated to (a) obtain all necessary approvals, which includes approval by the stockholders of the Company, for the Merger, (b) give the other access to the records and personnel to complete due diligence review, (c) proceed expeditiously to undertake all actions so as to be able to consummate the Merger, (d) AeroGrow must deliver audited financial statements including a balance sheet as of December 31, 2004 and 2005 and statements of operations, stockholders' equity and cash flows for the years then ended, pro forma financial statements, and Form 10 information on AeroGrow, all of which then will be included in the required Form 8-K relating to the consummation of the transactions under the Merger Agreement to be filed at closing, and (e) neither party will solicit or initiate proposals from, provide information to or hold discussions with any party concerning any sale of assets or any material portion of any capital stock or any merger, consolidation, business combination, liquidation or similar transaction, subject to the fiduciary obligations of directors generally.

      In addition to the foregoing conditions, the Merger is conditioned upon
(i) preparation, filing and mailing of a definitive 14C Information Statement by the Company, (ii) the approval by the Company's stockholders of the Merger Agreement and the transactions contemplated under the Merger Agreement, (iii) dissenters not exercising their appraisal rights in excess of 200,000 shares,
(iv) AeroGrow being deemed a "successor issuer" under the Exchange Act, (v) the receipt of certain lock up agreements by KRM Fund and certain existing holders of AeroGrow's Common Stock, stock options and warrants, (vi) execution and delivery of employment agreements with AeroGrow by Michael Bissonnette and certain other AeroGrow management members, (vii) the approval of an equity compensation plan by AeroGrow's stockholders, (viii) a minimum of $5,000,000 being subscribed for, and funded into escrow, by Investors for the purchase of Investor Shares with attached Investor Warrants under the Capital Raise, and
(ix) the amendment of the terms and conditions of the Convertible Notes on a basis mutually acceptable to the Company and AeroGrow.

      Assuming all of the conditions have been satisfied, the Company intends to file a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Nevada promptly after the twentieth day after the date this Information Statement has first been sent to stockholders.

Financial Advisory Agreement

      As a further condition to Closing, the Company shall have engaged Keating Securities, LLC ("Keating Securities"), an affiliate of Keating Investments, LLC, the managing member of the Company's controlling stockholder, to act as a financial advisor in connection with the business combination between the Company and AeroGrow for which it will earn an advisory fee of $350,000 upon completion of the Merger. The advisory fee will be paid at the Closing of the Merger. However, in the event the gross proceeds received under the Capital Raise are less than $10,000,000, the advisory fee under the financial advisory agreement shall be zero.

Post-Closing Covenants

      After the closing of the Merger, AeroGrow has agreed that, unless it has the consent of KRM Fund, it will not issue any securities for one year to its officers and directors or 10% or greater stockholders, consultants, service providers or other parties, except for issuances with respect to outstanding options, warrants and convertible securities and pursuant to existing obligations, grants pursuant to stock option and similar plans approved by the board and stockholders, capital raising requirements approved by the board, or third party, arms-length transactions. AeroGrow will be obligated to: (i) remain a 12(g) reporting company and comply with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act"), (ii) within forty-five days following the Closing, AeroGrow's board of directors shall satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange ("AMEX") as selected by AeroGrow, whether or not AeroGrow's Common Stock is listed or quoted, or qualifies for listing or quotation, on NASDAQ or AMEX, (iii) use its commercially reasonable efforts to obtain and maintain a quotation of its shares of AeroGrow Common Stock on the NASD Over-the-Counter Bulletin Board ("OTC BB"), and (iv) within 30 days after Closing, procure life insurance of certain key employees of AeroGrow.

Termination

      The Merger Agreement may be terminated as follows: (i) by mutual consent,
(ii) by either party if the reverse merger is not consummated by March 1, 2006,
(iii) by either party if the Merger is prohibited by issuance of an order, decree or ruling, or (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement. In the event of termination, both parties are responsible for their expenses.

Tax Consequences

      The Merger has been structured to qualify as a reorganization under
Section 368(a) of the Code for federal income tax purposes. The parties have not and do not intend to request an opinion of counsel. However, the Company believes the Merger will so qualify and that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company's stockholders who receive AeroGrow Common Stock for their Company Common Stock in connection with the Merger. The adjusted tax basis of each whole share of AeroGrow Common Stock received by a Company stockholder as a result of the Merger will be the same as the stockholder's aggregate adjusted tax basis in the shares of his Company Common Stock. A stockholder who holds Company Common Stock will include in his holding period for AeroGrow Common Stock that he receives his holding period for the Company Common Stock.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of business acquired. None

      (b)   Pro forma financial information. None

      (c)   Exhibits.

Exhibit Number    Description
--------------    -----------

   2.2 Agreement and Plan of Merger between Wentworth I, Inc. and Aero Grow International, Inc. dated January 12, 2006 (without exhibits and schedules)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Wentworth I, Inc.
                              (Registrant)


Date: January 13, 2006        By:    /s/ Kevin R. Keating
                                     --------------------------------------
                                     Kevin R. Keating, President and Secretary

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

   2.2 Agreement and Plan of Merger between Wentworth I, Inc. and Aero Grow International, Inc. dated January 13, 2006 (without exhibits and schedules)